As filed with the Securities and Exchange Commission on April 30, 2002

                                                       Registration No. 33-88640
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                         Post Effective Amendment No. 1
                                       to
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            W. R. BERKLEY CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                    22-1867895
    (State or other jurisdiction                        (I.R.S. Employer
          of incorporation)                            Identification No.)
                                 ---------------
                               475 Steamboat Road
                          Greenwich, Connecticut 06830
                          (Address, including zip code,
                  of registrant's principal executive offices)

                                 ---------------
                  W. R. Berkley Corporation Profit Sharing Plan
                                 ---------------
                             Full title of the plan
                                 ---------------
                              Ira S. Lederman, Esq.
              Senior Vice President, General Counsel and Secretary
                            W. R. Berkley Corporation
                               475 Steamboat Road
                          Greenwich, Connecticut 06830
                                 (203) 629-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                    copy to:
                            Jeffrey S. Hochman, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000
                                 ---------------

                                        CALCULATION OF REGISTRATION FEE
================================ ================ ===================== =================== ==================
                                                     Proposed Maximum     Proposed Maximum
      Title of Securities          Amount to be          Offering             Aggregate         Amount of
       to be Registered           Registered (1)   Price per Share (2)   Offering Price (2)  Registration Fee
-------------------------------- ---------------- --------------------- ------------------- ------------------
Common Stock, par value $.20
per share...                       3,000,000(3)          $25.25(3)            $75,750,000      $26,120.69(4)
================================ ================ ===================== =================== ==================
(1)  Represents the shares of Common Stock issuable pursuant to the W. R. Berkley Corporation Profit Sharing
     Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the
     "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. This Registration Statement also covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.
(2)  Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of
     Rule 457 under the Securities Act.
(3)  Adjusted to reflect a 3-for-2 stock split effected in September 1997.
(4)  Previously paid.

                                EXPLANATORY NOTE

     The purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is to file the consent of KPMG LLP, which is included in
Exhibit 23.1 hereto.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

     o    Our Annual Report on Form 10-K for the year ended December 31, 2001;

     o Our Current Reports on Form 8-K, dated February 5, 2002, February 6, 2002, February 14, 2002, April 10, 2002 and April 29, 2002;

     o Our Proxy Statement dated April 5, 2002 for our 2002 Annual Meeting of Stockholders; and

     o The descriptions of our common stock set forth in our registration statement on Form 8-A/A filed with the Commission on May 1, 2001 and of our rights to purchase Series A Junior Participating Preferred Stock set forth in our registration statement on Form 8-A filed with the Commission on May 11, 1999, as amended on May 1, 2001, including any further amendments or reports for the purposes of updating such descriptions.

     All reports and other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents with the SEC.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, which is applicable to us, provides in regards to indemnification of directors and officers as follows:

     145. Indemnification of Officers, Directors, Employees and Agents;
Insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made with respect to a person who is a director or an officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     As permitted by the Delaware General Corporation Law, our stockholders approved an amendment to our Restated Certificate of Incorporation containing provisions eliminating a director's personal liability for monetary damages to us and our stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, liability for any breach of the director's duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which the director received an improper personal benefit. The amendment also provides for indemnification of directors, officers and other persons under certain circumstances.

     We maintain policies of insurance under which we and our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against us or any of our directors or officers by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in our or their respective capacities.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8. EXHIBITS.

Exhibit No.         Description of Exhibit
-----------         ----------------------

23.1                Consent of KPMG LLP.

24.1 Power of Attorney (included on signature pages of the initial filing of this Registration Statement).

24.2                Power of Attorney (included on signature pages).


Item 9. UNDERTAKINGS.

     1. Rule 415 Offering. The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Filings Incorporating Subsequent Exchange Act Documents By Reference. The Registrant hereby undertakes that, for purposes of determining any liability under the

Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 30th day of April 2002.

                                        W. R. BERKLEY CORPORATION

                                        By: /s/ William R. Berkley
                                            ------------------------------
                                            William R. Berkley
                                            Chairman of the Board,
                                            Chief Executive Officer
                                            and President

     Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Plan has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 30th day of April 2002.

                                   W. R. BERKLEY CORPORATION PROFIT SHARING PLAN

                                   By: /s/ Eugene G. Ballard
                                       ------------------------------
                                       Eugene G. Ballard
                                       (a member of the Profit Sharing Plan
                                       Administrative Committee)

                                POWER OF ATTORNEY

     Each individual whose signature appears below hereby constitutes and appoints each of William R. Berkley, Eugene G. Ballard and Ira S. Lederman, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of April, 2002.

Signature                               Title
---------                               -----

/s/ William R. Berkley                  Chairman of the Board, Chief Executive
-----------------------------           Officer, President and Chief Operating
    William R. Berkley                  Officer (Principal Executive Officer)

/s/ Eugene G. Ballard                   Senior Vice President, Chief Financial
-----------------------------           Officer and Treasurer (Principal
    Eugene G. Ballard                   Financial Officer)

/s/ Clement P. Patafio                  Vice President, Corporate Controller
-----------------------------           (Principal Accounting Officer)
    Clement P. Patafio


-----------------------------           Director
    George G. Daly

/s/ William R. Berkley, Jr.             Senior Vice President and Director
-----------------------------
    William R. Berkley, Jr.

             *
-----------------------------           Director
    Richard G. Merrill

             *
-----------------------------           Director
    Jack H. Nusbaum

             *
-----------------------------           Director
    Mark L. Shapiro


-----------------------------           Director
    Ronald E. Blaylock


-----------------------------           Director
    Mark E. Brockbank


*By /s/ William R. Berkley
    ------------------------------
    William R. Berkley
    Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit                             Page No.
----------          ----------------------                             --------

23.1                Consent of KPMG LLP.

24.1 Power of Attorney (included on signature pages of the initial filing of this Registration Statement).

24.2                Power of Attorney (included on signature pages).